Exhibit 10.1
AMENDMENT NO. 5 TO CREDIT AGREEMENT
     This Amendment No. 5 to Credit Agreement (this “Amendment”), dated as of November 9, 2010, is made by and among THE TORO COMPANY, a Delaware corporation (“ Toro”), TORO CREDIT COMPANY, a Minnesota corporation, TORO MANUFACTURING LLC, a Delaware limited liability company, EXMARK MANUFACTURING COMPANY INCORPORATED, a Nebraska corporation, TORO INTERNATIONAL COMPANY, a Minnesota corporation, TOVER OVERSEAS B.V., a Netherlands company, and TORO FACTORING COMPANY LIMITED, a Guernsey, Channel Islands company (all of the foregoing, collectively, the “ Borrowers”), each lender from time to time party hereto (collectively the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”).
     WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended by Amendment No. 1 to Credit Agreement dated as of October 25, 2005, Amendment No. 2 to Credit Agreement dated as of January 10, 2007, Amendment No. 3 to Credit Agreement effective as of February 28, 2007, and Amendment No. 4 to Credit Agreement effective as of February 29, 2008, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated, the ” Credit Agreement” (capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given thereto in the Credit Agreement)), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility (including a letter of credit facility and a swing line facility); and
     WHEREAS, the Borrowers have requested that (i) the Aggregate Commitments be reduced from $225,000,000 to $175,000,000 and (ii) the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement as set forth herein;
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and to make this Amendment valid and binding have been complied with or have been done or performed;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Reduction in Aggregate Commitments. Pursuant to Section 2.06 of the Credit Agreement, the Borrowers have requested the Aggregate Commitments be reduced from $225,000,000 to $175,000,000. The Lenders hereto hereby waive any prior notice requirement set forth in such Section 2.06 of the Credit Agreement. As of the date hereof, the Commitments shall be reduced on a pro rata basis, and the new Commitment and Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 attached hereto as Exhibit 1.
     2. Amendments. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

     (a) Section 7.04 of the Credit Agreement is amended by deleting “any Person” from third and fifth lines and inserting “another Person” in lieu thereof.
     (b) Section 7.10 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
     7.10 Maximum Total Indebtedness to Consolidated EBITDA. Toro, on a consolidated basis, shall not, as of the end of any fiscal quarter, permit its consolidated ratio of (a) total Indebtedness as of such date to (b) the sum Consolidated EBIT plus depreciation and amortization expense for the period of four prior fiscal quarters ending on such date to be more than 3.25 to 1.00.
     (c) Exhibit D to the Credit Agreement is amended by deleting Schedule 2 thereto and inserting Schedule 2 attached hereto as Exhibit 2.
     3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
     (a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
     (i) one or more counterparts of this Amendment, duly executed by the Borrowers, the Administrative Agent and the Required Lenders, together with all schedules and exhibits thereto duly completed;
     (ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably require;
     (b) the Borrowers shall have paid to each Lender that signs this Amendment on or before the effective date hereof a fee in an amount equal to 0.025% times such Lender’s Commitment (after giving effect to this Amendment), which fee shall be fully earned and due on the effective date hereof and shall be nonrefundable; and
     (c) unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
     4. Reaffirmation by each of the Borrowers. Each of the Borrowers hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein.
     5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

     (a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) There does not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Government Authority that purports to affect any transaction contemplated under this Amendment or the ability of any Borrower to perform its respective obligations under this Amendment.
     (c) There has not occurred since October 31, 2009 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect or a material adverse change in or a material adverse effect upon the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Toro and its Subsidiaries taken as a whole; and
     (d) No Default or Event of Default has occurred and is continuing.
     6. Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “ Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth, shall bind any party hereto and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 11.01 of the Credit Agreement.
     7. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.
     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

     9. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York.
     10. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
     11. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby.
     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, assigns and legal representatives; provided, however, that no Borrower, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.
     13. Expenses. Toro agrees to pay to the Administrative Agent all reasonable out-of-pocket expenses incurred or arising in connection with the negotiation and preparation of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to Credit Agreement to be made, executed and delivered by their duly authorized officers or representatives as of the day and year first above written.

THE TORO COMPANY
By:	/s/ Stephen P. Wolfe
	Name:	Stephen P. Wolfe
	Title:	Vice President, Finance and Chief Financial Officer

By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Vice President, Treasurer

TORO CREDIT COMPANY
By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Vice President and Treasurer

TORO MANUFACTURING LLC
By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Vice President and Treasurer

EXMARK MANUFACTURING COMPANY INCORPORATED
By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Treasurer

TORO INTERNATIONAL COMPANY
By:	/s/ Stephen P. Wolfe
	Name:	Stephen P. Wolfe
	Title:	Vice President

TOVER OVERSEAS B.V.
By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Authorized Signatory

TORO FACTORING COMPANY LIMITED
By:	/s/ Thomas J. Larson
	Name:	Thomas J. Larson
	Title:	Director

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Brian Lukehart
	Name:	Brian Lukehart
	Title:	Vice President

SUNTRUST BANK, as a Lender and a Co-Syndication Agent
By:	/s/ David Simpson
	Name:	David Simpson
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender and a Co-Syndication Agent
By:	/s/ Magnus McDowell
	Name:	Magnus McDowell
	Title:	Vice President

HARRIS NATIONAL ASSOCIATION, as a Lender and a Co-Documentation Agent
By:	/s/ Robert Wolohan
	Name:	Robert Wolohan
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and a Co-Documentation Agent
By:	/s/ Brian Buck
	Name:	Brian Buck
	Title:	Director

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ John T. Smathers
	Name:	John T. Smathers
	Title:	First Vice President